EXHIBIT 10.9

                              STARNET [LOGO]
                              SYSTEMS INTERNATIONAL, INC.

Meldon Ellis
President and
Chief Operating Officer
                                                  June 23, 2000

Simpson Bay, Limited
____________________
____________________

Gentlemen:

This letter sets forth the commitment between Simpson Bay, Ltd, a corporation organized under the laws of the Federation of St. Kitts & Nevis ("Lender"), and Starnet Systems International, Inc., a corporation organized under the laws of the Country of Antigua and Barbuda ("Borrower"). This letter sets forth (i) the general economic terms of the transaction, and (ii) specific conditions of Lender's commitment. All dollar amounts, unless indicated otherwise, are in US Dollars. The terms and conditions are as follows:

1.  LOAN:      Lender will lend the sum of not more than One Million Five
               Hundred Thousand Dollars ($ 1,500,000) to Borrower, and
               Borrower agrees to repay the Loan in accordance with the terms and conditions set forth in this letter agreement (the
               "Loan"). Advances against the Loan amount shall be disbursed in accordance with the schedule attached hereto as Exhibit A.

2.  TRANSACTION
TERMS: Borrower will repay the Loan in accordance with the following schedule:
                    a. For so long as any principal is outstanding, interest payments on the outstanding amount of the Loan shall accrue at the rate of eight percent per annum (8 %), with interest in arrears due and payable on the first day of each month during the term hereof.
                    b. Unless sooner paid in connection with the conversion of the Loan to common stock in the publicly traded parent of Borrower, as contemplated hereunder, the entire balance of the principal amount of the Loan will be due and payable on December 31, 2001. If participation in the Offering, as defined below, is not offered to Lender within one hundred twenty (120) days following execution of this letter agreement, Lender shall have the right to then declare the Loan to be immediately due and payable.

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3.  USE OF LOAN
PROCEEDS.      The Loan shall be used exclusively for all costs involved in the purchase, shipment, installation and configuring of the equipment identified on Schedule B attached hereto and incorporated herein by this reference, excluding , however, the equipment identified as "optional" on such schedule (the
               "Listed Equipment"). Borrower will satisfy the reasonable requests of Lender in order to demonstrate that the Loan proceeds are being used as contemplated hereunder. Advances of the Loan which are received by Borrower shall be retained by Borrower in a segregated account at a mutually agreeable financial institution and withdrawals from such account shall be made for the sole purpose of making payment for the costs and expenses related to the Listed Equipment, as set forth above. No such payments shall be made by Borrower unless and until Borrower has delivered to Lender documentary evidence confirming that the expenditure relates to some or all of the Listed Equipment.

4.  SECURITY
INTEREST:      The Lender shall have the right to obtain a perfected
               security interest in the Listed Equipment as and when it is purchased with the Loan proceeds, as additional security for the timely repayment of the Loan. Borrower shall execute all documents necessary to reasonably satisfy Lender that such security interests are effectively perfected under applicable law.

5.  EQUITY CONVERSION
EFFORTS. Borrower will use commercially reasonable efforts to provide to Lender, within sixty (60) days following execution of this Agreement, the opportunity for Lender, in its sole discretion, to satisfy the Loan by the issuance of common stock in the publicly-traded corporate parent of Borrower ("Parent"), with the objective of offering the opportunity to Lender by way of a private placement of equity in Parent together with other third party investors, on the same terms and conditions as are offered to such third parties (the "Offering"). Borrower shall cause such Offering to be in a total amount, when including the value of the Loan, of not less than Four Million Dollars ($4,000,000). Borrower understands and agrees that this Letter Agreement is not an offering of common stock in Parent, which can only be done in accordance with all applicable laws and regulations. The conversion option, if available, shall be priced for each advance based on the average closing trading price of Parent's common stock on the twenty trading days immediately proceeding the date of such advance. Borrower has received an expression of interest from a third party to complete an offering of common stock in Parent. Lender agrees that Parent is not committed to accept such offer, but Borrower has undertaken for the benefit of Lender, as explained above, to cause Parent to use commercially reasonable efforts to provide an opportunity for Lender to convert the Loan to common stock in Parent in accordance with this Letter Agreement and otherwise on terms acceptable to Parent.

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6.  EXCLUSIVE USE OF STARNET
SOFTWARE.      In partial consideration for the obligations of Borrower
               undertaken herein, Lender agrees, on its own behalf, and on behalf of all entities involved in the ownership and operation of the sites set forth on Schedule C (the
               "Exclusive Sites") attached hereto and incorporated herein, that all such operations for a period of three (3) years following the date of deployment of the Listed Equipment in Gibraltar, shall exclusively use Starnet software for all such gaming operations, on terms which are the same as those currently in effect. In the event Starnet is not offering the type of gaming software which Lender desires to operate in connection with the Exclusive Sites at any time during such three (3) year period, Starnet will be provided with a right of first opportunity to provide such software on terms otherwise offered to Lender, so long as Starnet can satisfy the timetable offered by the proposed other provider of such software.

7.  MORE DEFINITIVE
AGREEMENTS.    Either party shall have the right to request the other to
               further document the agreements made herein. If any party makes any such request, each party shall proceed in good faith to negotiate, complete and execute such agreements as shall be appropriate to further document the agreements made herein. The more definitive agreements shall contain terms, conditions and covenants as may be agreed upon between the parties, including those set forth herein, and such additional terms, conditions and covenants as the parties may agree and as shall be customary for transactions of the type provided for under this agreement.

8.  NON-DISCLOSURE
AND PUBLICITY. Neither party shall issue any press release, publicity statement or other public notice, or otherwise disclose in any manner to any third party relating to the subject of this letter agreement without the prior written consent of the other party, except that the parties may disclose this agreement and its terms to their respective advisors and attorneys who also agree to maintain such confidentiality. Notwithstanding the above and with the agreement that disclosure will not affect the parties' obligation to maintain confidentiality, the parties are allowed to disclose this agreement and such of its terms which a party in good faith concludes is required or which is requested by any recognized stock exchange to which a party is subject to be so disclosed and then to the extent of such requirement or request for disclosure. In such event, the parties shall endeavor to coordinate all publicity relating to the agreements described in this letter agreement.

9.  EXPENSES.  Each party shall pay its own expenses.  Each party represents that it has not engaged or authorized any broker, finder or similar agent who would be entitled to a commission or other fee in respect of the subject transaction. Lender and Borrower agree to indemnify and hold harmless the other from any and all claims, charges, commissions, fees or obligations which would be

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               due to any consultant or similar agent engaged by each of
               them in connection with the transaction contemplated hereunder, unless otherwise agreed in writing between Lender and Borrower.

10.  ASSIGNABILITY.
               Neither party shall assign, transfer or otherwise convey its interests in this letter or in any of the definitive agreements which may be contemplated hereunder, provided that Lender may sell and assign the Loan to an affiliate of Lender which is wholly owned by the same ultimate owner as Lender.

11. EFFECT OF LETTER;
ENFORCEABILITY.
               THIS LETTER AGREEMENT IS INTENDED TO BIND BOTH PARTIES IN ACCORDANCE WITH THE TERMS HEREOF. THE PARTIES DO UNDERSTAND THAT SUCH OBLIGATIONS ARE INTENDED TO BE BINDING
               OBLIGATIONS. NO OTHER AGREEMENTS, UNDERSTANDINGS OR ARRANGEMENTS HAVE BEEN MADE BETWEEN THE PARTIES WITH RESPECT
               TO THE SUBJECT MATTER HEREOF WHICH ARE NOT INCORPORATED HEREIN.

     If this letter agreement accurately reflects the intent of the parties, kindly indicate your agreement with the foregoing by executing a counterpart of this letter.

                              Sincerely,
                              Starnet Systems International, Inc.

                              _____________________________
                              By: Meldon Ellis, President


Intending to be legally bound hereby, acknowledged and agreed this _______ day of June, 2000.

Simpson Bay, Ltd.


By:  ____________________________________
Its: ____________________________________



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                               SCHEDULE A

                          Schedule of Advances



                              Amount                   Time



1.  Initial Advance           $500,000            Execution of
                                                  Letter Agreement


2.  Additional Advances       Balance of Loan     In increments not later
                                                  10 days prior to the
                                                  date on which amounts
                                                  are due for the Listed
                                                  Equipment.









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                               SCHEDULE B

                      Schedule of Listed Equipment

                                 Omitted









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                               SCHEDULE C

                    List of Currently Operated Sites


http://www.sportsbook.com/
--------------------------
http://www.playersonly.com/
---------------------------
http://www.acescasino.com/
-------------------------










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